Exhibit (q)(1)

Power of Attorney

I, the undersigned Officer of the following investment companies:

Cash Account Trust	Deutsche Municipal Income Trust
Deutsche Asset Allocation Trust	Deutsche Municipal Trust
Deutsche Equity 500 Index Portfolio	Deutsche Portfolio Trust
Deutsche Funds Trust	Deutsche Securities Trust
Deutsche Global/International Fund, Inc.	Deutsche State Tax-Free Income Series
Deutsche High Income Opportunities Fund, Inc.	Deutsche Strategic Income Trust
Deutsche Income Trust	Deutsche Strategic Municipal Income Trust
Deutsche Institutional Funds	Deutsche Tax Free Trust
Deutsche International Fund, Inc.	Deutsche Value Series, Inc.
Deutsche Investment Trust	Deutsche Variable Series I
Deutsche Investments VIT Funds	Deutsche Variable Series II
Deutsche Market Trust	Government Cash Management Portfolio
Deutsche Money Funds	Investors Cash Trust
Deutsche Money Market Trust
Deutsche Multi-Market Income Trust

hereby constitute and appoint Jim Wall, John Millette and Caroline Pearson, and each of them, severally, with full powers of substitution, my true and lawful attorney and agent to execute in my name, place and stead (in such capacity) any and all amendments to enable each Trust or Corporation (collectively, the “Funds”) to comply with the Securities Act of 1933, as amended (the “1933 Act”) and/or the Investment Company Act of 1940, as amended (the “1940 Act”), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the Funds’ Registration Statements on Form N-1A pursuant to the 1933 Act and/or the 1940 Act, together with any and all pre- and post-effective amendments thereto, including specifically, but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the undersigned as President of the Funds such Registration Statement and any and all such pre- and post-effective amendments filed with the Securities and Exchange Commission under the 1933 Act and/or the 1940 Act, and any other instruments or documents related thereto, and the undersigned does hereby ratify and confirm all that each said attorney-in-fact and agent, or substitute or substitutes therefor, shall lawfully do or cause to be done by virtue hereof.

This power of attorney is effective for all documents filed on or after December 1, 2017.

SIGNATURE	TITLE	DATE
/s/Hepsen Uzcan	President	December 1, 2017
Hepsen Uzcan